UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2010

Commission File No.: 0-32137

        Online Vacation Center Holdings Corp.
 (Exact name of registrant as specified in its charter)

Florida	65-0701352
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 N.W. 66th Avenue, Plantation, Florida 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 377-6400

                       Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 17, 2010, Online Vacation Center Holdings Corp. (the “Company”) entered into an agreement with Reginald Flosse, the E B Rudner Trust, and Cataldo Family Partners to purchase 200,000 shares, 200,000 shares, and 133,755 shares, respectively, of the Company’s common stock at a purchase price of $0.60 per share. The purchase price was paid from the Company's working capital.   Reginald Flosse is an affiliate of the Company and holds more than 10% of the Company's issued and outstanding stock.  Edward B. Rudner, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer, is trustee of the E B Rudner Trust.  These repurchase transactions are not part of the Company’s previously announced repurchase program.  The Company will continue to look to buy shares in private transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010                                    ONLINE VACATION CENTER HOLDINGS CORP.

                                                                                       BY: /s/ EDWARD B. RUDNER
                                                                                                    Edward B. Rudner
                                                                                                     Chief Executive Officer